Exhibit 10.1

AMENDMENT NO. 2
TO THE
HALLIBURTON COMPANY BENEFIT RESTORATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

WHEREAS, Halliburton Company (the “Company”) has adopted and maintains the Halliburton Company Benefit Restoration Plan, as amended and restated effective January 1, 2008 and as thereafter amended (the “Plan”);
     WHEREAS, the Company desires to amend the Plan to permit Participants to make annual payment distribution elections with respect to future allocations under the Plan and subsequent payment distribution elections with respect to prior allocations under the Plan, each in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended;
WHEREAS, the Company desires to amend the Plan and the Grandfathered Plan (as defined in the Plan) to permit participants therein to designate a beneficiary to receive any amounts payable under the Plan due to the participant’s death; and
     WHEREAS, Article X of the Plan provides that, subject to certain inapplicable limitations, the Plan may be amended by the Company’s Compensation Committee;
     NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date set forth below:
1.Article IV of the Plan is hereby amended to add the following Paragraph (E) and Paragraph (F) thereto as follows:
“(E)    A Participant may make a written election, in the form as approved by the Administrative Committee, as to the form of payment of allocations to the Participant’s Account pursuant to Paragraph (A) above that may be made in a future Allocation Year. Such election shall be irrevocable as of December 31 of the year immediately prior to the future Allocation Year. If a Participant fails to make a timely election as provided under this Paragraph (E), such Participant’s Account for the applicable Allocation Year shall be paid in the form of a lump sum.

(F)    A Participant may subsequently change a prior election, whether made affirmatively or by default, under Article IV, Paragraph (E) to change the form of payment (a “Subsequent Election”) for any Allocation Year after 2004 provided that (i) the Subsequent Election shall not become effective until the date that is 12 months after the date the Subsequent Election is made, (ii) the earliest payment commencement date elected in the Subsequent Election must be 5 years or more after the date the payment is scheduled to be made, except for a distribution event due to the Participant’s death, and (iii) the Subsequent Election must be made at least 12 months before the date the payment is scheduled to be made or commence. A Subsequent Election shall be made in the form as approved by the Administrative Committee.”

2.The second sentence of Article VII, Paragraph (A) of the Plan is hereby amended to read as follows:
“Any amount payable under this Paragraph (A) shall be paid in the form pursuant to the Participant’s election under Article IV, Paragraph (E) or Article IV, Paragraph (F), as applicable; provided, however, that (i) in the absence of any such valid election, any amount payable under this Paragraph (A) shall be paid in a lump sum within sixty (60) days after Termination of Service and (ii) if the amount credited to the Participant’s Account upon Termination of Service is less than $100,000, the Participant’s Account shall always be paid in a single lump sum payment.”
3.Paragraph (D) of Article VII of the Plan and Paragraph (D) of Article VII of the Grandfathered Plan are hereby amended in their entirety to read as follows:
“(D)    Each Participant may, from time to time and in the form as approved by the Administrative Committee, name a beneficiary to whom any amounts payable to the Participant under the Plan due to the Participant’s death will be paid, provided that, in the absence of any such beneficiary designation, amounts payable to the Participant due to death will be paid to the Participant’s estate. If a Participant shall die while in the service of an Employer, or after Termination of Service and prior to the time when all amounts payable to him or her under the Plan have been paid to such Participant, any remaining amounts payable to the Participant hereunder shall be payable to the beneficiary or estate, as applicable, of the Participant. The Administrative Committee shall cause the Trustee or the treasurer of the Employer, as applicable, to pay to the beneficiary or estate, as applicable, of the Participant all of the benefits then standing to his or her credit in a lump sum.”

4.All other provisions of the Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, Halliburton Company has caused these presents to be duly executed this 12th day of July, 2016.

HALLIBURTON COMPANY

By:    /s/James R. Boyd                                            (On Behalf of the Compensation Committee)